                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)

                 Filed by the registrant    /X/
                 Filed by a party other than the registrant  / /
                 Check the appropriate box:

                 / /      Preliminary proxy statement
                 /X/      Definitive proxy statement
                 / /      Definitive additional materials
                 / /      Soliciting material pursuant to Rule 14a-11(c) or
                          Rule 14a-12
                 / /      Confidential, for use of the Commission only (as
                          permitted by Rule 14a-6(e)(2))

                       OLD KENT FINANCIAL CORPORATION

________________________________________________________________________________
              (Name of Registrant as Specified in Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
  /X/    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
         or Item 22(a)(2) of Schedule 14A.
  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
  (1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________
  (2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

________________________________________________________________________________
  (4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________
  (5)    Total fee paid:

________________________________________________________________________________

  / /      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)    Amount previously paid:

________________________________________________________________________________
  (2)    Form, Schedule or Registration Statement No.:

________________________________________________________________________________
  (3)    Filing party:

________________________________________________________________________________
  (4)    Date filed:

________________________________________________________________________________

OLD KENT LOGO
                            FINANCIAL CORPORATION

                             One Vandenberg Center
                             Grand Rapids, Michigan 49503

                    Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------

     The annual meeting of shareholders of Old Kent Financial Corporation will be held in the Pantlind Ballroom of the Amway Grand Plaza Hotel, 187 Monroe Avenue N.W., Grand Rapids, Michigan, on Monday, April 15, 1996, at 10 a.m. local time to consider and vote upon election of directors and such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 19, 1996, are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                           By Order of the Board of Directors,

                                           Martin J. Allen, Jr.

                                           Martin J. Allen, Jr.
                                           Secretary

March 1, 1996

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
                   EVEN IF YOU EXPECT TO ATTEND THE MEETING.
                  PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT
-----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                         OLD KENT FINANCIAL CORPORATION

                                 APRIL 15, 1996

     This proxy statement and the enclosed proxy are being furnished to holders of Common Stock, $1 par value, of Old Kent Financial Corporation ("Old Kent" or the "Corporation") on and after March 1, 1996, in connection with the solicitation of proxies by the Old Kent board of directors for use at the annual meeting of Old Kent shareholders to be held on April 15, 1996, and at any adjournment of that meeting. The annual meeting will be held in the Pantlind Ballroom of the Amway Grand Plaza Hotel, 187 Monroe Avenue N.W., Grand Rapids, Michigan, 49503, at 10 a.m. local time.

     The purpose of the annual meeting is to consider and vote upon election of directors. If a proxy in the form distributed by Old Kent is properly executed and returned to Old Kent, the shares represented by that proxy will be voted at the annual meeting of Old Kent shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this proxy statement and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation or by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Old Kent directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Old Kent has engaged Corporate Investor Communications, Inc. at an estimated cost of $5,500 to assist in solicitation of proxies from brokers and other nominee shareholders. All expenses of solicitation of proxies will be paid by Old Kent.

ELECTION OF DIRECTORS

     The board of directors proposes that the following four nominees be elected as directors for terms expiring at the annual meeting to be held in 1999:

                                    John M. Bissell
                                    William U. Parfet
                                    Percy A. Pierre
                                    Peter F. Secchia

     A plurality of the shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

     The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Old Kent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

VOTING SECURITIES

     Holders of record of Old Kent Common Stock, $1 par value ("Common Stock"), at the close of business on February 19, 1996, will be entitled to vote at the annual meeting of shareholders on April 15, 1996, and any adjournment of that meeting. As of February 19, 1996, there were 45,490,005 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter presented for shareholder action.

     The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1995, by the only shareholder who is known to Old Kent management to have been the beneficial owner of more than 5% of the outstanding shares of Common Stock as of that date:

                                                     AMOUNT AND NATURE OF
                                                    BENEFICIAL OWNERSHIP(1)
                                         ---------------------------------------------
                                                            SHARED VOTING
                                                                 OR            TOTAL
                                           SOLE VOTING       DISPOSITIVE     BENEFICIAL   PERCENT
 NAME AND ADDRESS OF BENEFICIAL OWNER    AND DISPOSITIVE      POWER(2)       OWNERSHIP    OF CLASS
--------------------------------------------------------------------------------------------------
Old Kent Bank
  One Vandenberg Center
  Grand Rapids, Michigan 49503(3)            898,474          2,597,222      3,495,696      7.7%

     The following table shows certain information concerning the number of shares of Common Stock held as of December 31, 1995, by each of Old Kent's directors and nominees for directors, each of the named executive officers and all of Old Kent's directors and executive officers as a group:

                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             -----------------------------------------------------------------
                                                 SHARED
                               SOLE VOTING      VOTING OR                  TOTAL       TOTAL
                             AND DISPOSITIVE   DISPOSITIVE     STOCK      DEFERRED   BENEFICIAL  PERCENT
NAME OF BENEFICIAL OWNER          POWER         POWER(2)     OPTIONS(4)   STOCK(5)   OWNERSHIP   OF CLASS
---------------------------------------------------------------------------------------------------------
J. M. Bissell                      7,594               -             -       1,057       8,651        *
J. D. Boyles                      33,801               -             -           -      33,801        *
J. C. Canepa                     284,680             630        35,048      42,927     363,285        *
R. M. DeVos, Jr.                   7,556               -             -           -       7,556        *
J. P. Hackett                        315               -             -           -         315        *
E. Hanka                             987               -             -       1,017       2,004        *
E. D. Holton                       3,517           5,222             -      11,532      20,271        *
M. J. Jandernoa                    5,244               -             -           -       5,244        *
J. P. Keller                       5,821               -             -           -       5,821        *
W. U. Parfet                       2,817               -             -           -       2,817        *
P. A. Pierre                       2,152               -             -           -       2,152        *
R. L. Sadler                      10,746         112,757        25,844      21,808     171,155        *
P. F. Secchia                     63,396             245             -       2,583      66,224        *
B. P. Sherwood, III               58,111             173        20,607      23,791     102,682        *
D. J. Wagner                         668          35,599        90,439      25,702     152,408        *
R. H. Warrington                  18,489(6)            -        10,762           -      29,251        *
T. D. Wisnom                      65,229           2,371        13,975      16,571      98,146        *
All directors and executive
 officers as a group             571,123         156,997       196,675     146,988   1,071,783      2.3%

-------------------------
 *  Less than 1%

(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that are considered to be otherwise beneficially owned by that person. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. These numbers do not include shares held in various fiduciary capacities through the trust departments of Old Kent Bank (Michigan) ("Old Kent Bank") or Old Kent Bank (Illinois), each an Old Kent subsidiary. Old Kent and the directors and officers of Old Kent, Old Kent Bank and Old Kent Bank (Illinois) disclaim beneficial ownership of shares held by the banks in fiduciary capacities.

(2) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship. Shares held in fiduciary capacities by bank subsidiaries of the Corporation are not included unless otherwise indicated. The directors and officers of the Corporation may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by bank subsidiaries to some degree, but disclaim beneficial ownership of these shares.

(3) These numbers consist of shares held in various fiduciary capacities through the trust department of Old Kent Bank. Old Kent Bank also holds in various fiduciary capacities through its trust department a total of 1,429,288 shares over which it does not have or share voting or dispositive power. Old Kent Bank (Illinois), another subsidiary of Old Kent, also held a total of 117,981 shares in various fiduciary capacities through its trust department. Old Kent and the directors and officers of Old Kent, Old Kent Bank and Old Kent Bank (Illinois) disclaim beneficial ownership of these shares.

(4) These numbers include shares that may be acquired through the exercise of stock options. All stock options may be exercised within 60 days.

(5) The numbers shown in this column for officers represent shares credited to the officer's account under the Deferred Stock Compensation Plan. Under that plan, each officer is unconditionally entitled to receive stock at the end of a deferral period, but has no present voting or dispositive power over those shares. The numbers of shares shown in this column for directors who are not officers represent shares credited to the director's account under the Old Kent Directors' Deferred Compensation Plan. Under that plan, the director is unconditionally entitled to receive stock (or, at Old Kent's option, cash of equivalent value) upon termination of board service, but has no present voting or dispositive power of those shares.

(6) Includes 16,725 shares of restricted stock. Mr. Warrington has sole voting power, but no present dispositive power, over these shares, and these shares are subject to forfeiture upon termination of employment under certain circumstances.

BOARD OF DIRECTORS

     The Old Kent board of directors presently consists of 15 persons, 4 of whom are standing for re-election. Mr. Canepa is not standing for re-election. The board of directors has determined that the number of directors of the Corporation shall be 14.

     The board of directors is divided into three classes that are as nearly equal in number as possible. Each class of directors has a term of office of 3 years, with the term of office of one class expiring at the annual meeting of shareholders in each successive year.

     Biographical information concerning nominees for election to the board of directors at the annual meeting and existing directors whose terms of office will continue is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over 5 years.

NOMINEES FOR TERMS EXPIRING IN 1999

     JOHN M. BISSELL (age 65) has been a director of Old Kent since 1972 and was previously a director of Old Kent Bank from 1971. He is Chairman and Chief Executive Officer of BISSELL Inc., a manufacturer of homecare, healthcare and graphics products. Mr. Bissell is also a director of Coastal Corporation.

     WILLIAM U. PARFET (age 49) has been a director since 1987. He is Co-Chairman of MPI Research, a research laboratory conducting risk assessment toxicology studies. He was previously President and Chief Executive Officer of Richard-Allan Medical Industries, Inc., a manufacturer of surgical instruments and medical supplies, from 1993 until 1995, Vice Chairman of The Upjohn Company, a manufacturer of pharmaceutical, chemical and agricultural products, during 1993 and President of The Upjohn Company from 1991 until 1993. Prior to 1991, he served The Upjohn Company in other executive capacities. Mr. Parfet is also a director of Pharmacia & Upjohn, Inc., CMS Energy Corporation, Stryker Corp. and Universal Foods.

     PERCY A. PIERRE (age 57) has been a director since 1992. He is Professor of Electrical Engineering at Michigan State University. He was previously Vice President for Research and Graduate Studies at MSU until 1995. Dr. Pierre is also a director of CMS Energy Corporation.

     PETER F. SECCHIA (age 58) has been a director since 1993. He is Chairman of the Board and a director of Universal Forest Products, Inc., a manufacturer and distributor of building supplies. From 1989 until 1993, he was United States Ambassador to Italy. Mr. Secchia previously served as a director of Old Kent Bank in 1988 and 1989.

TERMS EXPIRING IN 1997

     JAMES P. HACKETT (age 40) has been a director since 1995. Mr. Hackett is President and Chief Executive Officer of Steelcase Inc., a manufacturer of office systems. He was Executive Vice President and Chief Operating Officer of Steelcase North America from August 1994 until December 1994, Executive Vice President of Steelcase Ventures from April 1994 until August 1994, and President of Turnstone (a Steelcase subsidiary) from August 1993 until August 1994. Previously, he served Steelcase in various other executive capacities.

     ERINA HANKA (age 53) has been a director since 1995. Ms. Hanka is President of Suspa Inc., a manufacturer of gas cylinders for various applications within the automotive, office furniture and electronics industries. Ms. Hanka served as a director of Old Kent Bank from 1988 until her election to the Old Kent board.

     EARL D. HOLTON (age 62) has been a director since 1985. He is President of Meijer, Inc., a food and general merchandise retailer. Mr. Holton is also a director of CMS Energy Corporation.

     MICHAEL J. JANDERNOA (age 45) has been a director since 1993. He is Chairman of the Board and Chief Executive Officer, and a director, of Perrigo Company, a manufacturer and marketer of store brand health and personal care products. Prior to 1991, he was President and Chief Executive Officer of Perrigo Company. Mr. Jandernoa served as a director of Old Kent Bank from 1987 until his appointment to the Old Kent board.

     B. P. SHERWOOD, III (age 60) is Vice Chairman of the Board and Treasurer of Old Kent. He is also Chairman of the Board of Old Kent Bank (Illinois) (since July 1, 1994). He has been an Old Kent director since 1985 and has served Old Kent in various executive capacities since 1983.

TERMS EXPIRING IN 1998

     JOHN D. BOYLES (age 61) has been a director since 1985. He is an attorney with the firm of Verspoor, Waalkes, Lalley & Slotsema, P.C.

     RICHARD M. DEVOS, JR. (age 40) has been a director since 1994. He is President of Amway Corporation, a direct selling company which manufactures and markets home care, personal care, and health and fitness products. He is also co-owner and Chairman of the Board of The Windquest Group, a multi-company management group, and, with his family, an owner of The Orlando Magic, a National Basketball Association franchise. Mr. DeVos served as a director of Old Kent Bank from 1987 until his appointment to the Old Kent board.

     JOHN P. KELLER (age 56) has been a director since 1988. He is President of Keller Group, Inc., a diversified manufacturer. Mr. Keller is also a director of A.M. Castle Co.

     ROBERT L. SADLER (age 60) is Vice Chairman of the Board of Old Kent and President and Chief Executive Officer of Old Kent Bank. Mr. Sadler was appointed President of Old Kent Bank on July 1, 1994, and Chief Executive Officer of Old Kent Bank on March 1, 1995. He has been a director of Old Kent since 1976 and has served Old Kent in various executive capacities since 1972.

     DAVID J. WAGNER (age 41) is Chairman of the Board, President and Chief Executive Officer of Old Kent and Chairman of the Board of Old Kent Bank. Mr. Wagner was appointed by the Board of Directors to assume the position of President effective March 1, 1994, the position of Chief Executive Officer effective March 1, 1995, and the position of Chairman of the Board effective November 1, 1995. He has been a director of Old Kent since 1992. He was Executive Vice President of Old Kent from 1991 until 1994, was President of Old Kent Bank from 1986 until 1994, was Chief Executive Officer of Old Kent Bank from 1989 until 1995, and has been a director of Old Kent Bank since 1986. Previously, he served Old Kent in various other executive capacities. Mr. Wagner is also a director of Autocam Corporation.

     The Old Kent board of directors has four standing committees:

          EXECUTIVE COMMITTEE. The Executive Committee may exercise all powers and authority of the board of directors in the management of the business and affairs of Old Kent, except to the extent that delegation is prohibited by law. Messrs. Bissell, Canepa, Holton, Keller, Sadler and Sherwood presently serve on this committee. The Executive Committee did not meet during 1995.

          AUDIT COMMITTEE. The duty of the Audit Committee is to cause suitable examinations of the financial records and operations of Old Kent and its subsidiaries to be made by the internal auditor of Old Kent through a program of continuous internal audits, to recommend to the board of directors the employment of independent certified public accountants to audit the financial statements of Old Kent and its subsidiaries and make such additional examinations as the committee deems advisable, to review reports of examination of Old Kent and its subsidiaries received from regulatory authorities, and to report to the board of directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate. Mr. Boyles, Mr. DeVos, Mr. Hackett, Ms. Hanka, Mr. Jandernoa, Dr. Pierre, and Mr. Secchia serve on this committee. The Audit Committee met four times during 1995.

          PERSONNEL COMMITTEE. The Personnel Committee administers Old Kent's various officer and employee compensation, benefit and retirement plans. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries and who may participate in the plans which this committee administers may not serve on this committee. Messrs. Bissell, Holton, Keller and Parfet are presently members of this committee. The Personnel Committee met five times during 1995.

          COMMITTEE ON DIRECTORS. The Committee on Directors proposes and considers suggestions as to candidates for the board of directors, reviews and recommends to the board modifications to the directors' retirement policy and proposes to the board a slate of directors for submission to the shareholders at each annual meeting. Messrs. Boyles, Holton, and Jandernoa presently serve on this committee. The Committee on Directors met one time during 1995. The Committee on Directors will consider candidates suggested by shareholders for nomination by the board of directors. A shareholder wishing to make a suggestion should submit that suggestion in writing to Mr. David J. Wagner, Chairman of the Board, President and Chief Executive Officer.

     A shareholder of record of shares of a class entitled to vote at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may make a nomination at the Election Meeting if, and only if, that shareholder has first delivered, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than 7 days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the Corporation setting forth with respect to each proposed nominee: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the number of shares of capital stock of the Corporation that are beneficially owned by the nominee; a statement that the nominee is willing to be nominated and to serve; and such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

     During 1994, the Old Kent board of directors held 7 meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year, except for Mr. DeVos who attended 73% and Mr. Parfet who attended 67%.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel Committee of Old Kent's board of directors reviews the Corporation's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries do not serve on this committee.

     The Corporation has engaged a nationally recognized compensation consulting firm to assist the Personnel Committee and the board of directors to formulate compensation policies and determine appropriate compensation levels. This firm reports directly to the Personnel Committee.

     Superior financial performance is Old Kent's primary business objective. Long-term relative total return to shareholders is considered by Old Kent to be the primary measure of financial performance. Old Kent focuses on maintaining and improving its return on equity as a means to achieve the highest possible relative total return to shareholders.

     For compensation purposes, Old Kent compares itself to a peer group of companies which is selected annually at the beginning of the year based on the recommendations of its consulting firm and may change from year to year. The peer group selected for 1995 included 16 regional bank holding companies with assets in the $7 billion to $21 billion range, with emphasis placed on midwest regional bank holding companies. Twelve of these 16 companies are included among the companies comprising the KBW 50 Index presented in the Stock Performance Table below. For the year ended December 31, 1995, Old Kent's return on equity was 14.76% compared to a median return on equity of 14.76% for other members of the peer group. Old Kent's return on equity was the 9th highest of the 16 companies in its peer group. When evaluating performance for 1995, the Personnel Committee considered the fact that Old Kent's return on equity for 1995 was adversely affected by non-recurring charges associated with the Corporation's reengineering program.

     The Personnel Committee has broad discretionary authority to determine and recommend compensation and benefits. The Personnel Committee intends base cash compensation and benefits to be competitive. Base compensation is considered to be competitive if it is at or near the 50th percentile. To attract and retain management talent, the Personnel Committee generally seeks to provide base compensation and benefits at or near the 50th percentile of the peer group, although the Personnel Committee may approve higher or lower compensation or benefits if it considers deviation from the norm to be appropriate.

     The Corporation also provides short- and long-term incentive compensation programs to encourage superior performance. It is the Corporation's policy that above average compensation will be paid for above average performance.

     Annual bonuses under Old Kent's short-term incentive compensation program are intended to reward executives for achieving specific goals, to motivate executives to work more effectively, and to focus executives' attention on specific areas of major importance. Annual incentive bonuses may be paid, in cash, based on performance against specific corporate, business unit and individual criteria. Corporate performance is measured entirely by return on equity. Business unit performance is measured against specific criteria which vary widely from unit to unit. These criteria are recommended by senior management and approved by the Personnel Committee at the beginning of each year, and may include factors such as net income growth, loan quality improvement, achieving increases in operating efficiency, and completion of specified strategic actions. Individual performance criteria are tailored to an individual's job description and relate to achieving specified goals in that position. Individual performance criteria are determined at the beginning of each year in a dialogue between the individual and a senior officer, and generally involve highly specific individual goals and tasks that vary widely from individual to individual.

     The Chief Executive Officer's annual incentive bonus is based entirely on corporate performance. The annual incentive bonuses of other senior executive officers are based on allocations of corporate, business unit, and individual performance components which vary from individual to individual based on position and function. The annual incentive bonuses of other executive officers named in this Proxy Statement are based on corporate performance (50-75%), business unit performance (25% if applicable), and individual performance (25%).

     Each executive officer is assigned a target bonus amount at the beginning of each year. The amount of the target bonus is determined by the Personnel Committee, in its discretion, based in part on consultation with the Corporation's compensation consultants. Target bonuses in 1995 were equal to 55% of base compensation for the Chief Executive Officer and 45% - 50% of base compensation for all other continuing executive officers named in this Proxy Statement. At the end of each year, a bonus may be awarded to each executive officer in an amount which is equal to, greater than, or less than the target bonus based on a discretionary assessment of performance against the criteria previously specified for that officer. This evaluation considers corporate performance and, if applicable to an officer's specified performance criteria, business unit performance and individual performance. Under the Corporation's present policies, no executive officer may be paid a bonus which is greater than 150% of his or her target bonus. Incentive bonuses would not be paid if the Corporation's return on equity is below the 25th percentile of the Corporation's peer group, unless the Personnel Committee determines that a bonus would be warranted after consideration of all relevant circumstances.

     In 1995, Old Kent adopted a one-time incentive performance plan in connection with its reengineering program. That plan was intended to motivate the participants in the reengineering program and reward team performance in achieving the goals of reengineering. Eligibility for this plan is limited to officers participating in the Corporation's annual short-term incentive plan. All continuing executive officers named in this Proxy Statement are participants in the plan. Each participant will be eligible to receive a supplemental cash bonus based on his or her target award under the 1995 short-term annual incentive plan. Each participant would be awarded a bonus for 1996 equal to 50% of his or her 1995 target award if the Corporation's return on equity is in the second quartile of its peer group for 1996. If return on equity in 1996 is in the top quartile, each participant would receive 75% of his or her 1995 target award. If return on equity is not in the top half of the Corporation's peer group for 1996, the 1996 target award would carry over to 1997. If the Corporation's return on equity is in the second quartile of its peer group in 1997, each participant would receive a bonus equal to 50% (100% if no bonus was paid for 1996) of his or her 1995 target award. If return on equity in 1997 is in the top quartile, each participant would receive 75% (150% if no bonus was paid for 1996) of his or her 1995 target award in 1998. If return on equity is below the top half of the peer group for both 1996 and 1997, no payments will be made under this plan.

     Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value and to protect against too much emphasis on short-term results. All of the Corporation's long-term incentive programs involve stock options or stock awards. Stock ownership by senior executives is considered to be very important. Through use of stock as a basis for compensation, executives' long-term incentives are tied to shareholder value. It is the Corporation's practice to grant deferred stock compensation awards and stock option grants to senior officers annually at levels determined with reference to fixed percentages of base salary. The Chief Executive Officer generally has received an award of deferred stock having a value equal to 45% of his base salary and a grant of stock options having an aggregate exercise price equal to 60% of his base salary. Other executive officers named in this Proxy Statement generally have received awards of deferred stock or restricted stock having values of up to 40% of their base salaries and grants of stock options having aggregate exercise prices of up to 50% of their base salaries. All stock options are granted at prices equal to the fair market value of the subject stock at the date of grant. The Personnel Committee considers the level of such awards annually and generally seeks to maintain awards at consistent levels relative to cash compensation from year to year, although it retains discretion to alter those levels in any particular year.

     Mr. Wagner's base salary for 1995 was fixed at a level which was intended to approximate 80% of the 50th percentile of base compensation paid to chief executive officers by other bank holding companies in Old Kent's peer group.

     Mr. Wagner's annual incentive bonus for 1995 was based entirely on corporate performance. For this purpose, corporate performance was determined with reference to a comparison of the Corporation's return on equity to that of Old Kent's peer group taking into account the adverse effect of non-recurring charges associated with the Corporation's reengineering program. The bonus paid to Mr. Wagner for 1995 was 100% of his target bonus.

     Mr. Wagner's long-term incentive compensation included an award under the Deferred Stock Compensation Plan and a grant of stock options. His award under the Deferred Stock Compensation Plan was set at a level equal in value to 45% of his annual salary. The stock options granted to Mr. Wagner permit him to purchase shares which had an aggregate market value equal to 60% of his annual salary on the date of grant. These levels, which are consistent with the Corporation's established practice, were recommended by the Personnel Committee in its discretion after considering corporate performance, measured by return on equity, in the preceding year and the levels of such awards made to Mr. Wagner's predecessor in prior years.

     Section 162(m) of the federal Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. It is not expected that any portion of the Corporation's deduction for employee remuneration for 1995 will be disallowed under Section 162(m). The Personnel Committee intends to review the Corporation's executive compensation policies during 1996, and to propose appropriate modifications to the Corporation's executive compensation plans and programs with a view toward implementing the Corporation's compensation policy in a manner that reflects due consideration of Section 162(m) and recently adopted Internal Revenue Service regulations. The Personnel Committee and the Board of Directors view Section 162(m) as a consideration but not a constraint on compensation policy and may approve compensation which is not tax deductible.

     During 1995 all recommendations of the Personnel Committee were unanimously approved by the board of directors without modification.

                                          Respectfully submitted,

                                          John M. Bissell, Chairman
                                          Earl D. Holton
                                          John P. Keller
                                          William U. Parfet

STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on Old Kent Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm which specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies, including 12 of the 16 regional bank holding companies in the peer group used by Old Kent for compensation purposes (see the Personnel Committee Report above). The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

                               STOCK PERFORMANCE
                             Five-Year Total Return

                                [CHART GRAPH]

      Measurement Period
    (Fiscal Year Covered)            OKEN           KBW 50          S&P 500
1990                                     100.0           100.0           100.0
1991                                     155.9           158.3           130.5
1992                                     236.0           201.7           140.4
1993                                     217.6           212.9           154.6
1994                                     225.8           202.0           156.6
1995                                     333.8           323.5           215.5

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                                      OKEN     KBW 50    S&P 500
                          --------------------------------------
                          1990        100.0    100.0     100.0
                          1991        155.9    158.3     130.5
                          1992        236.0    201.7     140.4
                          1993        217.6    212.9     154.6
                          1994        225.8    202.0     156.6
                          1995        333.8    323.5     215.5

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Old Kent's compensation and benefit programs for its senior executive officers include the following components:

     SALARY. Old Kent's objective is to provide base pay at levels that are competitive with its peer group of bank holding companies.

     BONUS. All executive officers are participants in an annual incentive plan. Under that plan, the Personnel Committee and senior management establish a target award and a set of performance factors, which may include various elements of corporate, business unit and individual performance for each executive officer. A bonus may be paid in cash at the end of the year based on an assessment of performance against the designated factors.

     LONG-TERM INCENTIVES. To provide senior executive officers with long-term incentives, it is the practice of the Corporation to grant stock options and award shares as deferred stock compensation or restricted stock. Annual awards are determined by the Personnel Committee based on a percentage of each officer's base compensation and a discretionary evaluation of performance. All stock options are granted at prices equal to the fair market value of the subject stock at the date of grant. The purposes of these long-term incentives are to reward executives for achieving longer-term strategic goals, to retain executives, to protect against too much emphasis on short-term results, to provide a means for capital accumulation and to promote stock ownership.

     RETIREMENT BENEFITS. Old Kent provides all eligible employees retirement benefits under the qualified Old Kent Retirement Income Plan. In addition, employees are offered an opportunity to save for retirement, with savings supplemented by the Corporation, under the qualified Old Kent Thrift Plan. Supplemental, nonqualified programs are provided for executive officers. The objective of these programs is to provide retirement benefits and savings opportunities for executives in proportion to compensation without the constraints imposed by law on qualified plans.

     PERQUISITES. Old Kent's practice is to maintain a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed the lesser of either $50,000 or 10% of each executive officer's respective annual salary and bonus.

     Old Kent's various compensation and benefit programs, and the levels of compensation and benefits provided under those programs, are described in more detail below.

     The following table shows certain information concerning the compensation of each of Old Kent's five most highly compensated executive officers and its former Chief Executive Officer for services rendered during each of the three years in the period ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                            LONG TERM
                                                       COMPENSATION AWARDS
                                                      ---------------------
                                                                   SHARES
                            ANNUAL COMPENSATION       RESTRICTED UNDERLYING
       NAME AND          --------------------------    STOCK      OPTIONS        ALL OTHER
 PRINCIPAL POSITION(1)   YEAR   SALARY(2)  BONUS(2)   AWARDS(3)     (4)       COMPENSATION(5)
---------------------------------------------------------------------------------------------
John C. Canepa           1995   $410,000   $205,000          -           -        $12,864
Chairman of the          1994    610,000    381,250   $273,541      10,765         19,726
Board and Chief          1993    570,000    356,250    253,474      10,690         18,084
Executive Officer
(Retired in 1995)
David J. Wagner          1995   $480,000   $264,000   $235,813       9,145        $16,113
Chairman of the          1994    325,000    186,469    145,663      50,000         10,945
Board, President and     1993    275,000    160,875    108,790       4,295          9,175
Chief Executive and
Officer
B.P. Sherwood, III       1995   $335,000   $184,250   $144,266       5,320        $11,329
Vice Chairman of the     1994    315,000    177,188    125,507       4,635         10,613
Board and Treasurer      1993    295,000    165,938    116,696       4,610          9,826
Robert L. Sadler         1995   $335,000   $188,437   $144,266       5,320        $11,386
Vice Chairman of the     1994    274,000    151,045    109,247       4,030          9,359
Board of Old Kent and    1993    257,000    144,563    101,674       4,015          8,647
President and Chief
Executive Officer of
  Old Kent Bank
Thomas D. Wisnom         1995   $230,000   $116,438   $100,547       3,655        $ 7,804
Executive Vice
  President,             1994    214,000    120,380     85,365       3,150          7,269
Community Bank           1993    198,000    109,148     78,272       3,095          6,633
Administrator
Robert H. Warrington     1995   $212,500   $124,750   $ 67,203       3,255        $ 7,823
Executive Vice
  President              1994    180,000     90,000    203,250       2,650          6,250
of Old Kent and          1993    140,000     30,100    197,656       2,190          4,770
President of Old Kent
Mortgage Services, Inc.

-------------------------
(1) Capacities indicated are with Old Kent unless otherwise stated. Capacities indicated are those in which a majority of compensation was paid if capacities changed during the year.

(2) Includes compensation deferred under the Old Kent Thrift Plan, the Old Kent Executive Thrift Plan and the Old Kent Deferred Compensation Plan.

(3) Awards under the Deferred Stock Compensation Plan vest at the date of grant. Participants in the Deferred Stock Compensation Plan also accrue earnings equal to dividends which would have been paid on shares deferred. Restricted stock awards vest after a number of years, not less than three, specified in the award, subject to acceleration in certain circumstances. Officers who receive restricted stock awards are issued shares subject to forfeiture, and receive dividends on those shares. The numbers of shares held or credited to the account of each named individual under these plans and the aggregate value of those shares as of December 31, 1995, are:

                                                                                 AGGREGATE
                                           DEFERRED STOCK    RESTRICTED STOCK      VALUE
     --------------------------------------------------------------------------------------
     Mr. Canepa                                42,927                            $1,765,372
     M. Wagner                                 25,702                             1,056,995
     Mr. Sherwood                              23,791                               978,405
     Mr. Sadler                                21,808                               896,854
     Mr. Wisnom                                16,571                               681,482
     Mr. Warrington                                                16,725           687,816

(4) The number of shares shown is adjusted to reflect a 5% stock dividend distributed August 15, 1995.

(5) All other compensation includes: (a) Corporation matching contributions under the Old Kent Thrift Plan; (b) Corporation matching contributions under the Old Kent Executive Thrift Plan; and (c) amounts paid by the Corporation for term life insurance. The amounts included for each such factor are:

                                                                EXECUTIVE          LIFE
                                             THRIFT PLAN       THRIFT PLAN       INSURANCE
     -------------------------------------------------------------------------------------
     Mr. Canepa                                $ 2,112           $ 9,493          $ 1,259
     Mr. Wagner                                  2,155            12,608            1,350
     Mr. Sherwood                                1,733             8,317            1,279
     Mr. Sadler                                  2,772             7,278            1,336
     Mr. Wisnom                                  1,732             5,167              905
     Mr. Warrington                              1,786             5,236              801

     It is the Corporation's practice to award stock options annually to key policy-making members of management. Stock options have been an important component of the Corporation's executive compensation program for many years. Stock options are believed to help align the interests of senior management with the interests of shareholders by promoting stock ownership by senior executive officers and by rewarding them for appreciation in the price of the Corporation's Common Stock. Stock options that were granted, exercised or outstanding during 1995 were granted under various stock option plans. All of the Corporation's stock option plans have been approved by the Corporation's shareholders.

     Stock options entitle an executive to buy shares of Old Kent Common Stock during a specified time period at a specified price. Subject to restrictions imposed by the plans, the Personnel Committee in its discretion determines who will be granted options, how many shares will be the subject of options, and the form of consideration that may be paid upon the exercise of an option. Although plan documents authorize stock appreciation rights, no stock appreciation rights were outstanding at the date of this Proxy Statement.

     The following tables set forth information concerning stock options granted to and exercised by the specified individuals during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED ANNUAL
                   NUMBER OF    % OF TOTAL                                  RATES OF STOCK PRICE
                     SHARES       OPTIONS                                  APPRECIATION FOR OPTION
                   UNDERLYING   GRANTED TO      EXERCISE                            TERM
                    OPTIONS     EMPLOYEE IN      PRICE       EXPIRATION   -------------------------
       NAME        GRANTED(1)   FISCAL YEAR   ($/SHARE)(1)      DATE      0%       5%        10%
---------------------------------------------------------------------------------------------------
John C. Canepa            -            -              -              -     -           -          -
David J. Wagner       9,602         5.98%        $32.73        6-19-05     0    $197,643   $500,870
B. P. Sherwood, III    5,586        3.48          32.73        6-19-05     0     114,980    291,383
Robert L. Sadler      5,586         3.48          32.73        6-19-05     0     114,980    291,383
Thomas D. Wisnom      3,837         2.39          32.73        6-19-05     0      78,979    200,149
Robert H.
  Warrington          3,417         2.13          32.73        6-19-05     0      70,334    178,241

-------------------------
(1) The per share exercise price of each option is equal to the market value of Common Stock on the date each option is granted. All outstanding options were granted for a term of 10 years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. All options are currently exercisable. All options permit the option price to be paid by delivery of cash or other shares of Common Stock owned by the option holder, including shares acquired through the exercise of options. The number of shares underlying options and the exercise price have been adjusted to reflect a 5% stock dividend distributed August 15, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                                      SHARES          VALUE OF
                                                                    UNDERLYING      UNEXERCISED
                                                                    UNEXERCISED     IN-THE-MONEY
                                                                    OPTIONS AT       OPTIONS AT
                                                                     YEAR END         YEAR END
                                       NUMBER OF                   -------------    ------------
                                    SHARES ACQUIRED     VALUE      EXERCISABLE/     EXERCISABLE/
NAME                                ON EXERCISE(1)     REALIZED    UNEXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------
John C. Canepa                                -               -        35,048        $  417,909
David J. Wagner                          10,630        $239,640        90,439         1,136,441
Robert L. Sadler                              -               -        25,844           371,278
B. P. Sherwood, III                           -               -        20,607           225,754
Thomas D. Wisnom                         14,730         213,487        13,975           152,856
Robert H. Warrington                      8,323         173,207        10,762           113,783

-------------------------
(1) The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price, resulting in a smaller net increase in their share holdings.

     All officers and employees of Old Kent who satisfy eligibility requirements are participants in the Old Kent Retirement Income Plan, a qualified defined benefit plan. The Internal Revenue Code limits the maximum annual pension from a qualified plan. The executive officers named above and certain other management employees also participate in the Old Kent Executive Retirement Income Plan, a nonqualified retirement plan. Participants in the Executive Retirement Income Plan will receive supplemental retirement benefits equal to the difference between the benefits to which they are entitled under the Old Kent Retirement Income Plan and the benefits to which they would have been entitled under that plan as in effect on December 31, 1988, if those benefits were based on compensation including compensation deferred by the executive and if the annual limits on compensation and benefits and other applicable limits specified in the Internal Revenue Code did not apply.

     The following table illustrates the combined benefit levels of the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan for Old Kent's executive officers if they retire at age 65 at the annual levels of average remuneration and years of service indicated:

                               PENSION PLAN TABLE

                                               YEARS OF BENEFIT SERVICE
      AVERAGE                       ----------------------------------------------
REMUNERATION, AGE 65                   10          15          20       25 OR MORE
----------------------------------------------------------------------------------
     $  100,000                     $ 24,000    $ 36,000    $ 48,000     $ 60,000
        300,000                       72,000     108,000     144,000      180,000
        500,000                      120,000     180,000     240,000      300,000
        700,000                      168,000     252,000     336,000      420,000
        900,000                      216,000     324,000     432,000      540,000
     1,100,000                       264,000     396,000     528,000      660,000
     1,300,000                       312,000     468,000     624,000      780,000

     The benefits shown in the table above will be reduced by 50% of primary social security payments. The annual compensation shown in the Summary Compensation Table above is representative of the most recent calendar year compensation used in calculating average remuneration for the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan. As of December 31, 1995, Mr. Canepa, Mr. Sherwood, Mr. Sadler and Mr. Wisnom had 25 credited years of service (the maximum) under those plans, Mr. Wagner had 17, and Mr. Warrington had 8.

EXECUTIVE SEVERANCE AGREEMENTS

     Old Kent has entered into executive severance agreements with the continuing executive officers named above. The agreements provide severance benefits if the officer's employment is terminated within 36 months after a change in control or within 12 months before a change in control if the Corporation terminates his employment in contemplation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 25% of the Corporation's voting securities by any person or an extraordinary change in the composition of the board of directors. Severance benefits will not be payable if the Corporation terminates the employment for cause, if employment terminates due to the executive officer's death or disability, or if the executive officer resigns without good reason. An executive officer may resign with "good reason" after a change in control and retain benefits if the Corporation reduces the officer's salary or bonus, assigns duties inconsistent with the officer's prior position, or shifts the officer's job location more than 50 miles. Executive severance agreements are for self-renewing terms of 3 years unless the Corporation takes action to stop further extensions. The agreement is automatically extended for a 3-year term from the date of a change in control. These executive severance agreements provide a severance benefit of a lump-sum payment equal to 3 years' salary and bonus (one year in the case of Mr. Warrington), and continuation of health, life and disability insurance coverage for 3 years (one year in the case of Mr. Warrington). Severance benefits are capped to avoid tax penalties.

COMPENSATION OF DIRECTORS

     Each director of Old Kent who is not compensated as an officer is paid an annual retainer of $17,000 and a fee of $1,000 for each meeting of the board of directors attended. Directors who serve on committees appointed by the board of directors are paid $1,000 for each committee meeting attended, and each committee chairman who is not compensated as an officer is paid an additional retainer of $2,500 per year. Directors are reimbursed for travel expenses for meetings attended. Each director of Old Kent may participate in the Old Kent Directors' Deferred Compensation Plan, a nonqualified deferred compensation program. This plan permits deferral of all or any portion of current directors' fees. Amounts deferred are credited with earnings as if the amounts had been invested as directed by plan participants from time to time among four funds substantially identical to the four funds available in the Old Kent Thrift Plan. One of those four funds is an Old Kent common stock fund. The amount accumulated by a director in the Old Kent Directors' Deferred Compensation Plan is paid upon the expiration of the director's term in a lump-sum or annual installments over a period of up to 10 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and officers of Old Kent and their associates were customers of and had transactions with subsidiaries of Old Kent in the ordinary course of business between January 1, 1995, and March 1, 1996. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Old Kent's directors and officers to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors and officers are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Old Kent believes that, from January 1 through December 31, 1995, its directors and officers complied with all applicable filing requirements except Mr. DeVos and Mr. Secchia, for each of whom a single Form 4 reporting a single transaction was filed late due to errors by Old Kent personnel.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The board of directors has selected Arthur Andersen LLP as Old Kent's principal accountant for 1996. Representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the annual meeting scheduled to be held on April 21, 1997, must be received by the Corporation by October 31, 1996, to be considered for inclusion in its proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                                PROXY STATEMENT
                                    APPENDIX

                                 FORM OF PROXY


                                    [FRONT]

                     OLD KENT FINANCIAL CORPORATION
P R O X Y            ONE VANDENBERG CENTER, GRAND RAPIDS, MICHIGAN 49503
                     ANNUAL MEETING OF SHAREHOLDERS - APRIL 15, 1996


                 The undersigned shareholder appoints David J. Wagner, Robert
L. Sadler, B. P. Sherwood, III, Martin J. Allen, Jr., or any of them, each with the power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Old Kent Financial Corporation referred to above or any adjournment of that meeting.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.



[Space for sticker]              Please sign exactly as your name appears on
                                 this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. IF SHARES ARE HELD JOINTLY, EACH
                                 HOLDER SHOULD SIGN.


                                 Signature x____________________________________


                                 Signature x____________________________________


                                 Date ____________________________________, 1996

                                 [Space reserved for coding]

                                     [BACK]



1.       Election of Directors.

         [  ] FOR all nominees listed              [  ] WITHHOLD AUTHORITY to
              below (except as indi-                    vote for all nominees
              cated below)                              listed below


         John M. Bissell
         William U. Parfet
         Percy A. Pierre
         Peter F. Secchia


       YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


(Instruction: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)





                IMPORTANT! - PLEASE DATE AND SIGN THE OTHER SIDE

________________________________________________________________________________


/ / Please check here if you plan to attend the annual meeting in person. Number of persons attending: _____




                 [MAP INDICATING LOCATION OF ANNUAL MEETING]